EXHIBIT 99.1

Ainos Reports Full Year 2023 Financial Results

Strategic pivot towards VELDONA and AI-powered point-of-care testing to continue in 2024

Advancing VELDONA drug candidates to Phase III clinical studies

Expanding market of AI Nose-powered VOC-sensing technology with strategic partners NISD and Inabata

SAN DIEGO, March 8, 2024 /Accesswire/ -- Ainos, Inc. (NASDAQ: AIMD, AIMDW) ("Ainos", or the "Company"), a diversified healthcare company focused on the development of novel point-of-care testing, low-dose interferon therapeutics, and synthetic RNA-driven preventative medicine, today announced its financial results for the year ended December 31, 2023.

Chun-Hsien (Eddy) Tsai, Chairman of the Board, President, and Chief Executive Officer of Ainos, commented, “In 2023, we navigated a year of transition and successfully advanced the shift of our business model to align with the post-COVID era. Although we faced reduced demand for COVID-19 test kits, impacting our revenues during 2023, we have made noteworthy strides in diversifying our business for sustained growth, reaching key milestones that we anticipate will catalyze the development and commercialization of our product pipeline in the coming years.”

“First, we moved closer to expanding the potential addressable market for our AI Nose with initiation of the second phase of our collaboration with Nisshinbo Micro Devices Inc. (“NISD”) and Taiwan Inabata Sangyo Co (“Inabata”). Together, we are co-developing an AI Nose-powered VOC sensing platform with potential applications spanning a wide variety of industries, including telehealth, automotive, industrial, and environmental safety. Second, in November, our contract manufacturer Swiss Pharma completed manufacturing of a Good Manufacturing Practice clinical batch of VELDONA® investigational new drugs. This advances one of our key programs and has the potential to ultimately facilitate delivery of high-quality, safe, and effective therapeutics to individuals seeking relief from immunity issues or viral infections. Finally, we commenced shipping VELDONA® Pet cytoprotein supplements in Taiwan during the third quarter of 2023. Formulated to address a variety of health issues in dogs and cats, these supplements are an important new product line for the Company and represent a significant step as we strive to diversify our revenues.”

“During 2023, amid widespread downsizing in the healthcare industry, our ability to maintain a stable headcount is a testament to our resilience, capital efficiency, and our cost-effective operations in Taiwan. This stability provides us with a strong foundation, empowering us to develop our business and advance our product pipeline.”

“As we move further into 2024, we will continue our strategic pivot away from the sale of COVID-19 antigen rapid test kits. In line with this transition, our near-term priorities encompass sales and marketing of VELDONA® Pet, advancing our flagship VOC POCT candidate, Ainos Flora, and co-developing a VOC sensing platform with our Japanese partners. At the same time, we will advance clinical studies and actively pursue the out-licensing of VELDONA® human drug candidates, including our candidate for treating oral warts in HIV-seropositive patients, which the U.S. FDA has granted Orphan Drug Designation ("ODD"). I believe that our long-term strategic vision will likely yield sustainable, long-term value for our shareholders.”

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Meng-Lin Sung, Chief Financial Officer of Ainos, commented, “Our strategic initiatives to advance our pipeline and diversify our revenue streams made solid progress in 2023. In 2023, we bolstered our financial position with our US$3 million tranche of a total anticipated US$10 million private placement and our issuance and sale of two convertible promissory notes in a principal amount of US$3 million. These transactions provided us with additional capital as we implement our growth strategy.”

Full Year 2023 Financial Results

Revenues

Revenues were US$122,112, compared to US$3,519,627 in the full year of 2022, reflecting a decrease in selling price and sales volume of the Company's COVID-19 Antigen Rapid Test Kits attributable to the slowdown of COVID-19 infections in Taiwan.

Cost of Revenues

Cost of revenues was US$375,845 in the full year of 2023, compared with U$$2,114,284 in the same period of 2022. The decrease was primarily attributable to a decline in sales volume, partially offset by recognition of inventory loss.

Gross Profit

In the full year of 2023, gross profit was negative US$253,733, compared with a positive gross profit of US$1,405,343 a year ago, driven by declines in sales volume and selling price, as well as recognition of inventory loss.

Total Operating Expenses

Total operating expenses decreased to US$12,952,663 in the full year of 2023 from US$15,381,555 in the same period of 2022. The decrease was mainly attributable to a decline in share-based compensation. Operating expenses excluding depreciation and amortization expenses and share-based compensation increased to US$4,813,717 in the full year of 2023, from US$4,196,981 in the full year of 2022.

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R&D expenses increased to US$7,317,388 in the full year of 2023 from US$6,845,964 in the same period of 2022. Share-based compensation expenses and depreciation and amortization expenses in the full year of 2023 were US$5,252,730, compared with US$4,711,028 a year ago. When excluding these non-cash expenses, R&D expenses decreased to US$2,064,658 from US$2,134,936 over the same period.

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SG&A expenses decreased to US$5,635,275 from US$8,535,591 in the same period of 2022. Share-based compensation expenses and depreciation and amortization expenses in 2023 and 2022 were US$2,886,216 and US$6,473,546, respectively. When excluding these non-cash expenses, SG&A expenses increased to US$2,749,059 from US$2,062,045 over the same period.

Net Loss

Net loss attributable to common stock shareholders was US$13,770,549 in 2023, compared with US$14,006,690 in 2022.

Balance Sheet

As of December 31, 2023, the Company had cash and cash equivalents of US$1,885,628 compared with US$1,853,362 as of December 31, 2022.

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Recent Business Developments

On November 6, 2023, the Company announced that it had signed a Memorandum of Understanding ("MoU") with SIDSCO Biomedical Co., Ltd. ("SIDSCO"). The MoU is an important step in Ainos' strategy to expand its product line into the global pet care market. Under the agreement, Ainos and SIDSCO will jointly explore the feasibility of VELDONA®/Cytoprotein contract clinical trials. Ainos intends to conduct animal clinical trials for veterinary investigational medicines in conjunction with SIDSCO, and will provide the technical knowledge, funding, and assistance required for the project.

On November 21, 2023, the Company announced that positive top-line data has been reported from three clinical studies for its VELDONA® low-dose oral interferon formulation as a potential treatment for oral warts in HIV-seropositive patients, which the FDA has granted orphan drug designation. The positive results partially fulfill the hypotheses of the three studies in establishing a safe daily dose, and demonstrate the formulation's superior efficacy compared to a placebo in relieving oral warts in HIV-seropositive individuals.

On November 28, 2023, the Company announced that its contract manufacturer, Swiss Pharmaceutical Co., Ltd. (Taiwan) ("Swiss Pharma"), has completed manufacturing of a Good Manufacturing Practice ("GMP") Clinical Batch of the Company's VELDONA® investigational new drugs.

On December 26, 2023, the Company announced that it is initiating the second phase of co-development of a volatile organic compound (VOC) sensing platform, powered by AI Nose technology, in collaboration with Nisshinbo Micro Devices Inc. and Taiwan Inabata Sangyo Co. The parties aim to finalize the prototype in the third quarter of 2024 and subsequently prepare for mass production.

About Ainos, Inc.

Headquartered in San Diego, California, Ainos is a diversified healthcare company focused on the development of novel point-of-care testing (POCT), low-dose VELDONA® interferon therapeutics, and synthetic RNA-driven preventative medicine. The company's products include VELDONA® clinical-stage human therapeutics, VELDONA® Pet cytoprotein health supplements, and telehealth-friendly POCTs powered by its AI Nose technology platform. The lead POCT candidate, Ainos Flora, is intended to be a telehealth-friendly POCT for women's health and certain common STIs. To learn more, visit https://www.ainos.com.

Follow Ainos on X, formerly known as Twitter, (@AinosInc) and LinkedIn to stay up-to-date.

Safe Harbor Statement

This press release contains "forward-looking statements" about Ainos within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "anticipate," "believe," "estimate," “approximate,” "expect," "intend," "plan," "predict," "project," "target," "future," "likely," "strategy," "foresee," "may," "guidance," "potential," "outlook," "forecast," "should," "will" or other similar words or phrases. Similarly, statements that describe the Company's objectives, plans or goals are, or may be, forward-looking statements. Forward-looking statements are based only on the Company's current beliefs, expectations, and assumptions. Forward-looking statements are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of the Company's control. The Company's actual results may differ materially from those indicated in the forward-looking statements.

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Important factors that could cause the Company's actual results to differ materially from the projections, forecasts, estimates and expectations discussed in this press release include, among others, the cost of production and sales potential of the products announced in this press release; the Company's dependence on projected revenues from the sale of current or future products ; the Company's limited cash and history of losses; the Company's ability to achieve profitability; the Company's ability to raise additional capital to continue the Company's product development; the ability to accurately predict the future operating results of the Company; the ability to advance Ainos' current or future product candidates through clinical trials, obtain marketing approval and ultimately commercialize any product candidates the Company develops; the ability to obtain and maintain regulatory approval of Ainos’ product candidates; delays in completing the development and commercialization of the Company's current and future product candidates, which could result in increased costs to the Company, delay or limit the ability to generate revenue and adversely affect the business, financial condition, results of operations and prospects of the Company; intense competition and rapidly advancing technology in the Company's industry that may outpace its technology; customer demand for the products and services the Company develops; the accuracy of third-party market research data, the impact of competitive or alternative products, technologies and pricing; disruption in research and development facilities; lawsuits and other claims by third parties or investigations by various regulatory agencies governing the Company's operations; potential cybersecurity attacks; increased requirements and costs related to cybersecurity; the Company's ability to realize the benefits of third party licensing agreements; the Company's ability to obtain and maintain intellectual property protection for Ainos product candidates; compliance with applicable laws, regulations and tariffs; continued listing on and compliance with the applicable regulations of the Nasdaq Capital Market; and the Company's success in managing growth. A more complete description of these risk factors and others is included in the "Risk Factors" section of Ainos' Annual Report on Form 10-K for the year ended December 31, 2023 and other reports filed with the U.S. Securities and Exchange Commission (“SEC”), many of which risks are beyond the Company's control. In addition to the risks described above and in the Company's reports filed with the SEC, other unknown or unpredictable factors also could cause actual results to differ materially from the projections, forecasts, estimates and expectations discussed in this press release.

The forward-looking statements made in this press release are expressly qualified in their entirety by the foregoing cautionary statements. Any forward-looking statements contained in this press release represent Ainos' views only as of today and should not be relied upon as representing its views as of any subsequent date. Ainos undertakes no obligation to, and expressly disclaims any such obligation to, publicly update or revise any forward-looking statement to reflect changed assumptions, the occurrence of anticipated or unanticipated events or changes to the future results over time or otherwise, except as required by law.

Investor Relations Contact

ICR, LLC

Robin Yang

Tel: +1 646-224-6971

Email: Ainos.IR@icrinc.com

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Ainos, Inc.
Balance Sheets
	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$1,885,628	$1,853,362
Accounts receivable	455	201,546
Inventory, net	167,593	595,222
Other current assets	419,521	195,787
Total current assets	2,473,197	2,845,917
Intangible assets, net	28,283,208	32,806,738
Property and equipment, net	876,572	1,375,676
Other Assets	208,827	80,683
Total assets	$31,841,804	$37,109,014

Liabilities and Stockholders' Equity
Current liabilities:
Contract liabilities	$112,555	$-
Convertible notes payable, related party	-	376,526
Other notes payable, related party	42,000	884,000
Accrued expenses and others current liabilities	1,182,283	1,212,386
Total current liabilities	1,336,838	2,472,912
Senior secured convertible notes measured at fair value	2,651,556	-
Convertible notes payable - noncurrent	3,000,000	-
Other notes payable, related party - noncurrent	270,000	-
Other long-term liabilities	135,829	8,096
Total liabilities	7,394,223	2,481,008

Commitments and contingencies
Stockholders' equity
Preferred stock, $0.01 par value; 50,000,000 shares and 10,000,000 shares authorized as of December 31, 2023 and 2022, respectively; none issued and outstanding	-	-
Common stock, $0.01 par value; 300,000,000 shares authorized as of December 31, 2023 and 2022;4,677,787 and 4,002,320 shares issued and outstanding as of December 31, 2023 and 2022, respectively	46,778	40,023
Common Shares to be issued 162,337 shares and nil as of December 31, 2023 and 2022, respectively	1,623	-
Additional paid-in capital	62,555,808	58,905,242
Accumulated deficit	(37,886,155)	(24,115,606)
Accumulated other comprehensive loss- translation adjustment	(270,473)	(201,653)
Total stockholders’ equity	24,447,581	34,628,006
Total liabilities and stockholders’ equity	$31,841,804	$37,109,014

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Ainos, Inc.
Statements of Operations

	Years ended December 31
	2023	2022
Revenues	$122,112	$3,519,627
Cost of revenues	(375,845)	(2,114,284)
Gross Profit (loss)	(253,733)	1,405,343
Operating expenses:
Research and development expenses	7,317,388	6,845,964
Selling, General and administrative expenses	5,635,275	8,535,591
Total operating expenses	12,952,663	15,381,555
Loss from operating	(13,206,396)	(13,976,212)
Non-operating (expenses) income, net
Interest expenses	(144,193)	(53,528)
Issuance cost of senior secured convertible note measured at fair value	(525,643)	-
Fair value change for senior secured convertible note	94,207	-
Other income, net	12,276	23,050
Total non-operating income and expenses, net	(563,353)	(30,478)
Net loss before income taxes	(13,769,749)	(14,006,690)
Provision for income taxes	800	-
Net loss	$(13,770,549)	$(14,006,690)

Net loss per common shares-basic and diluted	$(3.36)	$(5.14)

Weighted average common shares used in computing net loss per common share-basic and diluted	4,098,109	2,727,458

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